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                                                                    Exhibit 10.9

                       SHEER, AHEARN AND ASSOCIATES, INC.

                                 PLAN PROVISION
                        NONQUALIFIED EXCESS DEFERRAL PLAN

                          EFFECTIVE: SEPTEMBER 1, 1998

                           ARTICLE I - PURPOSE OF PLAN

1.1. PURPOSE OF PLAN. The Company intends and desires by the adoption of this Plan to recognize the value to the Company of the past and present services of Eligible Employees covered by the Plan and to encourage and assure their continued service with the Company by making additional provisions for their future retirement security.

         This Plan is adopted to provide certain key management or highly compensated employees of Sheer, Ahearn and Associates, Inc. the opportunity to accumulate deferred compensation in addition to amounts accumulated in qualified plans.

                            ARTICLE II - DEFINITIONS

2.1. ACCOUNTS means the accounts maintained under this Plan on the books of the Company to measure the benefit of an Eligible Employee.

2.1.     BOARD means the Board of Directors of the Sheer, Ahearn and Associates,
         Inc.

2.2.     CODE means the Internal Revenue Code of 1986, as amended.

2.3.     COMMITTEE means the Compensation Committee appointed by the Board.

2.4. COMPANY means Sheer, Ahearn and Associates, Inc. or any company that is a successor as a result of merger, consolidation, liquidation, transfer of assets or other reorganization.

2.5. ELIGIBLE EMPLOYEE means, for any Plan year, an employee of the Company who is a member of a select group of management or highly compensated employees as determined by the Company.

2.6. PLAN means the Sheer, Ahearn and Associates, Inc. Nonqualified Excess Deferral Plan.

2.7. PLAN YEAR means the twelve (12) month period ending each December 31 during which the Plan is in effect.

2.8.     NONQUALIFIED EXCESS DEFERRAL ACCOUNT means the account on the books of the Company to which an Eligible Employee's salary deferrals under Section 3.1, plus earnings, are credited.
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                  ARTICLE III - SALARY REDUCTION CONTRIBUTIONS

3.1. An Eligible Employee may, for any Plan Year in which he or she is an Eligible Employee, elect to defer base salary or bonuses from the Company equal to a whole percentage or specified dollar amount of his or her base salary or bonus per payroll period. The minimum deferral that may be made during a Plan Year is $5,000; the maximum deferral that may be made during any Plan Year is $200,000. Eligible Employee does so by completing the Enrollment Form and Beneficiary Election Form. Salary reduction elections for existing employees under this Plan must be made before the beginning of the Plan Year to which they apply. New employees to the company are eligible to participate the first quarter subsequent to their hire date. Once a Plan Year begins, salary reduction elections for that year under this Plan may not be amended or revoked, nor may salary reductions be suspended. The company will credit to each Eligible Employee's Nonqualified Excess Deferral Account the amount of that Eligible Employee's salary reduction under this section.

3.2. Contribution amounts may be changed prior to the beginning of the next Plan Year but the salary reduction may not be less than the minimum amount as described in Section 3.1.

                              ARTICLE IV - VESTING

4.1. SALARY DEFERRALS. An Eligible Employee shall always be one hundred percent (100%) vested in amounts credited to his or her Nonqualified Excess Deferral Account.

                              ARTICLE V - ACCOUNTS

5.1. ACCOUNTS. The Company will maintain on its books an Account for each Eligible Employee, to which shall be credited, as appropriate, salary reduction contributions under Section 3.1 and earnings as provided in
         Section 6.5.

                        ARTICLE VI - PAYMENT OF BENEFITS

6.1. PAYMENT OF BENEFITS. The benefit payable under this Plan on account of an Eligible Employee's termination of employment, retirement, disability, or death shall be paid out based upon his or her payout schedule, as elected on the Enrollment Form prior to starting deferrals. Upon the earlier of such termination of employment, retirement, disability or death, payments shall start within sixty (60) days after the triggering event. All payments provided for in this Plan shall be made in conformity with the regular payroll procedures in use by the Company at the time of payment. Any death benefit payable under this Plan shall be payable to the beneficiary or beneficiaries listed on the Beneficiary Election Form.

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6.2.     DEFERRAL OF PAYMENTS. The Employee may elect to defer receipt of retirement benefits by making an election before the first day of the Plan year before the year he/she would receive benefits.

6.3. HARDSHIP WITHDRAWAL. A participant may at anytime after completion of twelve months participation in the Plan apply in writing to the Committee for a single-sum distribution of that portion of such Employee's Accrued Balance necessary to relieve an immediate financial need resulting from an Unforeseeable Emergency. Whether, and the extent to which, the Employee has incurred an Unforeseeable Emergency shall be determined by the Committee in its sole discretion. The minimum hardship withdrawal shall be $5,000, and the maximum shall be the amount necessary to relieve the immediate financial need resulting from the unforeseeable emergency. An Employee who receives a Hardship Withdrawal shall not be eligible to make deferrals under the Plan until the beginning of the next Plan year, or if the beginning of the next Plan year is less than six months from the effective date of the withdrawal, until the expiration of such six-month period.

6.4. DISABILITY BENEFITS. The Employee shall be deemed to have become disabled for purposes of this Plan if the Committee shall find, on the basis of medical evidence satisfactory to it, that the Employee is so totally mentally or physically disabled as to be unable to engage in further employment, and that such disability shall be permanent and continuous during the remainder of his or her life. No disability payments under this Plan will be paid until benefits from all other sources of Employer Sponsored and Employee- owned Disability Income Insurance are accessed and in the process of paying benefits as described by each applicable contract.

6.5. EARNINGS BASED ON DEEMED INVESTMENT. At the end of each calendar quarter, each Account will be adjusted, with either an increase or a decrease, to reflect earnings on the Account during the quarter. The Account will be adjusted to reflect the investment return under the Eligible Employee's election for deemed investment (noted an the Enrollment Form). Interest for a quarter will be credited or debited only on Accounts which are on the books of the Company at the end of the quarter, and accounts which are distributed in full during a quarter will not be credited with earnings for that quarter. The return credited or debited to the account is only a measuring device and does not reflect that the Employee has any right to any assets owned by the Company.

                          ARTICLE VII - ADMINISTRATION

7.1. COMMITTEE. The Committee shall administer, construe, and interpret this Plan and shall determine, subject to the provisions of this Plan, the Eligible Employees who shall participate in the Plan from time to time and the amount, if any, due an Eligible Employee (or his at her beneficiary) under this Plan. No member of the Committee shall be liable for any act done or determination made in good faith. No member of the Committee who is a participant in this Plan may vote on matters affecting his or her personal benefit under this Plan, but any such member shall otherwise be fully entitled to

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         act in matters arising out of or affecting this Plan notwithstanding his or her participation herein. In carrying out its duties herein, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

7.2.     CLAIMS PROCEDURE. The following claims procedure shall apply to the
         Plan:

         a. FILING OF A CLAIM FOR BENEFITS. The Employee or the beneficiaries of the Plan shall make a claim for the benefits provided under the Plan in the manner provided in the Plan.

         b. CLAIM APPROVAL OR DENIAL WITH RESPECT TO PLAN BENEFITS. With respect to a claim for benefits, the Plan Administrator shall review and make decisions on claims for benefits. The Plan Administrator shall have complete and sole discretionary authority to determine eligibility for benefits and to construe the terms of the Plan.

         c. NOTIFICATION TO CLAIMANT OF DECISION. If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph d. following, shall be furnished to the claimant within a reasonable period of time after the claim has been filed.

         d. CONTENT OF NOTICE. The Plan Administrator shall provide to any claimant whose claim for benefits is denied in whole or in part a written notice setting forth, in a manner calculated to be understood by the claimant, the following:

                  (1) the specific reason or reasons for the denial or partial denial;

                  (2) specific reference to pertinent Plan provisions on which the denial is based;

                  (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and,

                  (4) an explanation of the Plan's claim review procedure, as set forth in paragraphs e. and f. following.

         e. REVIEW PROCEDURE. The purpose of the review procedure set forth in this paragraph and in paragraph f. following is to provide a procedure by which a claimant under the Plan may have a reasonable opportunity to appeal a denial or partial denial of a claim and request a full and fair review. To accomplish that purpose, the claimant or a duly authorized representative:

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                  (1)      may request a review by written application to the
                           Plan Administrator;

                  (2)      may review pertinent Plan documents or agreements;
                           and,

                  (3)      may submit issues and comments in writing.

                  A claimant (or duly authorized representative) shall request a review at any time within sixty (60) days by filing a written application after receipt by the claimant of written notice of the denial of his or her claim.

         f. DECISION ON REVIEW. A decision on review of a denial of a claim shall be made in the following manner.

                  (1) The decision on review shall be made by the Plan Administrator, which may in his or her discretion hold a hearing on the denied claim. The Plan Administrator shall make his or her decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                  (2) The decision on review shall be in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Policy or Plan provisions on which the decision is based.

         g. IMPLEMENTATION. For purposes of implementing this claims procedure, the Committee is hereby designated as Plan Administrator of this Plan and Agreement.

                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

8.1. LIMITATION OF RIGHTS. Nothing contained in this Plan shall be construed to:

         (a) Limit in any way the right of the Company to terminate an Eligible Employee's employment at any time; or

         (b) Be evidence of any agreement or understanding, express or implied, that the Company will employ an Eligible Employee in any particular position or at any particular rate of remuneration.

8.2. NONALIENATION OF BENEFITS; NO WITHDRAWALS. No amounts payable hereunder may be assigned, pledged, mortgaged, or hypothecated, and, to the extent permitted by law, no such amounts shall be subject to legal process or attachment of the payment of any claims against any person entitled to receive the same. No amounts

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         credited to an Eligible Employee's account[s] may be withdrawn or paid to the Eligible Employee prior to his or her termination of employment.

8.3. AMENDMENT OR TERMINATION OF PLAN. Although it is expected that this Plan shall continue indefinitely, the Board may amend this Plan from time to time in any respect, and may at any time terminate the Plan in its entirety; provided, however, that an Eligible Employee's account[s] as of the date of any such amendment or termination may not be reduced nor may any such amendment or termination adversely affect an Eligible Employee's entitlement to his or her account[s] as of such date.

8.4.     ACCELERATION OF BENEFITS BASED ON COMPANY'S FINANCIAL
         HARDSHIP. If the Executive Management Committee or some other committee duly appointed by the Board of Directors of the Corporation to supervise the Plan deems that MedPartners, Inc. or any other owner of the company is financially insecure, illiquid or in any way unable to pay its debts and in particular its obligations under this Plan, then the Employee's Deferred Compensation Account will immediately vest and be made payable as an immediate payment at the discretion of the participant, in the Employee and the Company shall credit 100% to the deferred book reserve.

8.5. CONSTRUCTION OF PLAN. This Plan is unfunded. The obligations of the Company with respect to the amounts payable hereunder shall be paid out of the Company's general assets and shall not be secured by any form of trust, escrow, or otherwise. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so. This Plan shall be so construed that it will be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as those terms are used in the Employee Retirement Income Security Act of 1974.

8.6. INCAPACITY OF BENEFICIARY. If the Company shall find that any person to whom any payment is payable under this Plan is unable to care for his or her affairs because of illness or accident or is a minor, any payment due (unless a prior claim thereof shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, child, parent, or brother or sister, or to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in accordance with the applicable provision of this Plan. Any such payment shall be a complete discharge of the Company's liabilities under this Plan.

8.7. SEVERABILITY. If the Internal Revenue Service shall at any time interpret this Plan to be ineffective with regard to deferral of the Employee's income, and that interpretation becomes final and is not appealed, then only those amounts in the account[s] which would be treated as currently taxable income by the Service at the time of such final interpretation shall be paid over to the Employee. All other assets shall be distributed to the Employee according to the Enrollment and Beneficiary Election Form.

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8.8.     NOTICE. Any notice to be delivered under this Plan shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company at its last known address.

8.9. NONWAIVER. No delay or failure by either party to exercise any right under this Plan, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

8.10. GENDER AND NUMBER. Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

8.11. LAW GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Florida to the extent such laws are not preempted by federal law.

8.12. BINDING EFFECT. This Plan shall be binding upon the parties hereto, their heirs, assigns, successors, executors, and administrators. In the event the Company becomes a party to any merger, sale, consolidation, or reorganization, this Plan shall remain in full force and continue to be offered as a benefit for the class of employees for which it is intended. The continuation of this Plan shall remain as an obligation of the Company or its successors in interest.

ATTEST/WITNESS                               Sheer, Ahearn and Associates, Inc.


Witness: /s/ Christopher P. Davis            By: /s/ H. Kirby Blankenship
                                             Title:  President

Print Name: Christopher P. Davis             Print Name:  H. Kirby Blankenship

                                             Date:  February 25, 1999

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